UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): August 1, 2008

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Boulevard Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03(a).                            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 1, 2008, the Board of Directors of Fluor Corporation approved amendments to Section 2.04, Section 2.07 and Section 3.02 of Fluor’s amended and restated bylaws.  The amendments, which were effective immediately upon approval, implemented the changes described below.

1.                                       The amended bylaws clarify that stockholders seeking to nominate directors or propose other business at a meeting must comply with the advance notice provisions in Section 2.04.  The advance notice provisions in Section 2.04 will not apply to stockholders seeking to have a stockholder proposal considered for inclusion in Fluor’s annual proxy statement only pursuant to and in compliance with the notice requirements applicable to stockholder proposals under the federal proxy rules.

2.                                       The amended bylaws update the information that must be included in a notice under Section 2.04.  Among other things, the amendments require a stockholder that intends to propose a nomination or other business to provide information about (a) any agreement, arrangement or understanding relating to the nomination or other business to be proposed and (b) any agreement, arrangement or understanding that has the effect or intent of mitigating loss, managing risk or benefiting from changes in the share price of any class of shares of Fluor, or increasing or decreasing voting power with respect to shares of Fluor, including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares.  In addition, the amended bylaws require that the stockholder provide Fluor with a written update of certain of the information required to be included in the notice within five business days after the record date for the meeting.

3.                                       The amended bylaws provide guidance in Section 2.04(C) regarding the persons that stockholders may designate to represent them at an annual or special meeting.  Previously, the bylaws did not include that guidance.

4.                                       The amended bylaws provide in Section 3.02 for a range of directors from ten to fourteen.  Subsequent to the effectiveness of the amended bylaws, the Board fixed by resolution in accordance with the certificate of incorporation the exact number of directors at eleven.

The advance notice deadlines in Section 2.04 remain as set forth in the 2008 Proxy Statement under the caption “ADDITIONAL INFORMATION – Advance Notice Procedures”.

The preceding description is qualified in its entirety by reference to the amended and restated bylaws of Fluor, which are filed as Exhibit 3.2 to this report and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Fluor Corporation, effective as of August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 6, 2008	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Chief Legal Officer and Secretary

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
3.2	Amended and Restated Bylaws of Fluor Corporation, effective as of August 1, 2008.